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                                                                   EXHIBIT 10.33

                         IASIS CORPORATE INCENTIVE PLAN

                                 2004 PLAN YEAR

PURPOSE

The IASIS Corporate Incentive Plan is designed to provide a financial incentive and reward to each participating employee for exceptional performance.

ELIGIBILITY

Corporate executives at the manager level and above are eligible to participate in the plan. Participation will begin the beginning of the fiscal year. Individuals employed or promoted to an eligible position will begin participation the first of the month following the effective date of their employment or promotion. Individuals hired or promoted to an eligible position after June 30, will not be eligible for plan participation until the following fiscal year.

INCENTIVE

The incentive plan is based on the attainment of the established EBITDA target for the company for the fiscal year.

EBITDA target for the plan includes the budgeted EBITDA plus the potential bonus payout.

The company must achieve the EBITDA target for any bonus to be paid.

Plan participants will receive a payment based on the following guidelines unless other was noted.

                   LEVEL                                   PERCENTAGE OF SALARY
                   -----                                   --------------------
               Vice President                                      35%
          Assistant Vice President                                 30%
                  Director                                         25%
                  Manager                                          15%


SPECIAL NOTES

         1. Employees may not participate in another incentive program while participating in the Corporate Incentive Plan.

         2. Plan participants must be employed at the time of the bonus payout in order to receive payment from the plan.

         3. Executive management reserves the right to change, modify or terminate the incentive plan, or any part of the plan, at any time without prior notice to the plan participants.


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         4.       Internal and/or external events may impact the EBITDA target and therefore require an adjustment to the target established at the beginning of the year.

         5. Payments will be made as soon as administratively possible following the end of the fiscal year and completion of the corporate financial audit.

         6. Individuals hired or employees promoted after the beginning of the fiscal year will receive a prorated payment based on the time assigned to the position.

EFFECTIVE DATE

This plan is for the fiscal year beginning October 1, 2003.